WAREHOUSE CREDIT AND SECURITY AGREEMENT

         THIS WAREHOUSE CREDIT AND SECURITY AGREEMENT (this "Agreement"), dated as of the Commencement Date set forth below is between NATIONAL MORTGAGE WAREHOUSE, LLC, a Delaware Limited Liability Company (the "Lender") and the Borrower identified below.

                                    ARTICLE I
                      BASIC LOAN TERMS; OTHER DEFINED TERMS
                      -------------------------------------

         The following terms shall have the following definitions whenever used in this Agreement.

         1.1      Borrower         Westmark Mortgage Corporation
                  --------         ------------------------------

                  |X| Corporation                    State: California
                  ___                                       __________
                  ___ Limited Partnership            State: __________
                  ___ General Partnership            State: __________
                  ___ Proprietorship                 State: __________
                  ___ Limited Liability Company      State: __________

         1.2      Borrower's        8000 N. Federal Highway
                  ----------        -----------------------
                  Address:          Boca Raton
                  --------          ----------
                  State:            Florida Zip:     33487
                  ------            -------          -----

         1.3      Guarantor:        See Exhibit G
                  ----------        -------------

         1.4      Guarantor's
                  -----------
                  Address:          See Exhibit G
                  --------

         1.5      Lender's          1020 Kings Hwy. North, Ste. 200
                  --------          -------------------------------
                  Address:          Cherry Hill, NJ 08034
                  --------          ---------------------

         1.6      Basic Interest Rate: Prime Rate plus 1.5%
                  -------------------                  ----

         1.7      Default Interest Rate:    Basic Interest Rate plus 2.0%
                  ---------------------

         1.8      Commencement Date:                 October 4.1999
                  ------------------                 --------------

         1.9      Termination Date: One year from Commencement Date.
                  -----------------

         1.10     Advance Repayment Period: Ninety (90) days from Origination
                  -------------------------

         1.11     Maximum Credit Availability        $10,000,000
                  ---------------------------        -----------

                  Subject to the following sub-limits on Advances:
                  Not to exceed $ 350,000 per Mortgage Loan
                  Not to exceed an aggregate of $ 350,000 per Mortgagor.
                  Not to exceed two Mortgage Loans per Mortgagor outstanding at any time.
                  (The above sub-limits shall apply unless prior approval to exceed the same is obtained from the Lender).
                  Not to exceed 100% of Committed Purchase Price
                  Not to exceed 100% of Mortgage Loan as of Origination
                  Not to exceed 30% of Maximum Credit Availability, when aggregated with all other Wet Advances outstanding.

         1.12     Minimum Deposit: $5,000.00
                  ---------------

         1.13     Facility Fees: $75. per Advance Request.
                  -------------

         1.14 Advance: An advancement of the proceeds of the Loan made available to Borrower under this Agreement.

         1.15 Advance Request: The written request for an Advance made by Borrower to Lender in the form of Exhibit A accompanied by all of the following:

                  (a) Loan Purchase Commitment issued by an Approved Investor in an amount sufficient to repay in full the Advance, together with interest accrued thereon through the date of sale, and otherwise on terms and conditions satisfactory to Lender in its sole discretion.

                  (b) An assignment of the Mortgage by the Borrower in recordable form but for completion of the name and address of the assignee and, if not yet available, Mortgage recordation information.

                  (c) Such other items as the Lender may from time to time require.

         1.16 Affiliate: Any Person or entity that, now or hereafter, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common ownership or control with any Obligor. For purposes of this definition, the terms "control," "controls" and "controlled" shall refer to the power to determine the management or policies of a Person, whether resulting from an official position or capacity with such Person, direct or indirect beneficial ownership of at least twenty percent (20%) of the voting securities or other equity interests of such Person, or otherwise.

         1.17 Agency: FNMA, FHLMC or GNMA, as applicable (all as defined in the list of Approved Investors attached).

         1.18 Applicable Requirements: The requirements set forth in Lender's Warehousing Guide together with all laws, rules, regulations and official publications of any federal, state or local government and/or any agency, department, bureau, board, commission or instrumentality of any of the foregoing now existing or hereafter created including, without limitation: all federal, state, local and foreign laws, statutes, rules, regulations, licensing requirements, ordinances, codes, rules, orders, opinions and directives that may be applicable to the solicitation, origination, credit analysis, settlement, transfer, assignment, servicing, administration, disposition and collection of Mortgage Loans, and all amendments and supplements thereto in effect as of the time of reference, including: (a) the Equal Credit Opportunity Act (including Regulation B); the Fair Credit Reporting Act; (c) The Truth-in Lending Act (including Regulation Z); (d) Real Estate Settlement Procedures Act (including Regulation x); (e) the Fair Debt Collection Practice Act; (f) the Federal Trade Commission Act and all applicable unfair trade practices acts; (c) the Hart-Scott-Rodino Antitrust improvements Act; (h) Home Mortgage Disclosure Act;
(i) laws relating to consumer protection, loan and appraisal disclosure, usury, fair housing, debt collection, unfair or deceptive acts or practices; (j)public notice and recordation acts; (k) the Internal Revenue Code; (1) the National Housing Act; and (m) the Serviceman's Readjustment Act. Also included are the rules, regulations, directives and instructions of or concerning an Agency, HUD, FHA or VA including, without limitation, the requirements of the Agency guides, the Agency agreements, federal regulations promulgated by HUD under the National Housing Act, federal regulations promulgated by the VA under the Serviceman's Readjustment Act and handbooks, circulars, notices, bulletins and other communications of any of the foregoing to the extent applicable as of the time of reference.

         1.19 Approved Investor: A Person identified in Exhibit B or such other Person as Lender approves in writing after Lender's review of Financial Statements and other information pertaining to the creditworthiness of the Approved Investor as Lender may request.

         1.20 Agreement: This agreement, together with all exhibits, amendments, modifications and supplements hereto as may be in effect from time to time.

         1.21 Bailee Letter: The letter setting forth the terms and conditions under which Lender will permit Collateral Documents to be released to the custody of Approved Investor for purposes of inspecting same to determine conformance with the terms of the Loan Purchase Commitment. Lender's standard form of Bailee Letter is attached as Exhibit C.

         1.22 Borrower Authorization: The completed certification by Borrower in the appropriate form (corporate, partnership or proprietorship, as the case may be) attached as Exhibit D including all required attachments.

         1.23 Business Day: Any day upon which Chase Manhattan Bank or other depository for the Collection Account and Lender is open for business.

         1.24 Collection Account: The cash collateral account maintained by Lender with Chase Manhattan Bank, into which is received all remittances under any Loan Purchase Commitment or any Collateral Documents, all of which must be deposited directly into the Collection Account by electronic transfer of immediately available funds as follows:

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

                  Chase Manhattan Bank
                  New York, NY
                  ABA Routing #021000021
                  For further credit to:
                  NMW Collection Account
                  #230-199224

         1.25     Collateral: Collectively, all of the following:
                  ----------

                  (a) all Mortgage Loans originated in whole or in part by Advances made under this Agreement or which otherwise are, or are required to be, pledged or delivered to Lender under this Agreement, and all Collateral Documents which are, or are required to be, pledged or delivered to Lender under this Agreement including, in each case, without limitation: the original Mortgage Note evidencing each Mortgage Loan and each Mortgage securing each Mortgage Note;

                  (b) all Loan Purchase Commitments, all rights of Borrower to enforce the Loan Purchase Commitments and all rights to receive payment for, or other proceeds of the sale of; any Mortgage Loan under any Loan Purchase Commitment or otherwise as a result of the sale, transfer or other assignment of any Mortgage Loan, all proceeds of sales deposited in the Collection Account and all funds in the Maintenance Account from whatever sources;

                  (c) all rights of Borrower to service any Mortgage Loan and to receive any payment or compensation for the servicing of any Mortgage Loan and all rights to receive any payments under any Mortgage Loan; and

                  (d) all accounts, contract rights, general intangibles, cash, securities, certificates, documents, instruments, claims, demands, files, databases, electronic and other information pertaining to any of the above mentioned items and all proceeds of the foregoing.

         1.26     Collateral Documents: Collectively, all of the following:
                  --------------------

                  (a) The original Mortgage Note evidencing the Mortgage Loan endorsed in blank by Borrower;

                  (b) The original recorded Mortgage securing the Mortgage Note (or, until the original recorded Mortgage is returned from recordation, a photocopy of the original Mortgage, certified by the Settlement Agent to be a true copy of the original instrument submitted for recording);

                  (c) Marked-up commitment of a title insurance company satisfactory to Lender to issue an ALTA loan policy insuring the Mortgage as a first or second priority lien;

                  (d) Certificates of casualty or hazard insurance naming Borrower and Lender (as their interests may appear), as mortgagee and loss payee;

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

                  (e) Policies or certificates of private mortgage insurance;

                  (f) Credit report on the Mortgagor;

                  (g) Appraisal of the real property described in the Mortgage;

                  (h) HUD-1 or HUD-lA Settlement Sheet;

                  (i) Mortgage Loan application executed as of Origination;

                  (j) Copies of all statements (including disclosure statements), certifications and other forms required under Applicable Requirements; and

                  (k) Such other documents as are customarily desired for inspection or transfer incidental to the purchase of a Mortgage Note by an institutional investor and any additional documents which are customarily executed by the seller of a Mortgage Note to an institutional investor and maintained in the related Mortgage Loan file.

         1.27 Committed Purchase Price: The purchase price which the Approved Investor has agreed to pay for a Mortgage Loan under the terms of the applicable Loan Purchase Commitment.

         1.27.a   Eligible Mortgage Loan:
                  ----------------------

                  (1) No Mortgage Loan shall be considered to be an "Eligible Mortgage Loan" under the Agreement unless it (a) complies in all respects with the requirements set forth in Section 1.39 of the Agreement, and (0) complies in all respects with following additional requirements:

                           (i) It is secured by a residential 1-4 family
dwelling.

                           (ii) It is a first or second lien.

                           (iii) It has a maximum loan principal not in excess
of any limit or sub-limit as stated in Section 1.11, unless approved in advance by the Lender.

                           (iv) It is deliverable to the Approved Investor which
issued the Loan Purchase Commitment within ninety (90) days of the Advance Date or the time permitted by said Loan Purchase Commitment, whichever is shorter.

                  (2) In addition, a Mortgage Loan shall not qualify as an "Eligible Mortgage Loan" if any of the following statements are true with regard to such Mortgage Loan:

                           (a) It fails to meet any of the above requirements.

                           (b) It is a Mortgage Loan to an officer, principal,
manager or Guarantor of the Borrower.

                           (c) It is a Mortgage Loan not generally saleable in
the secondary market.

                           (d) It is a Mortgage Loan which, at closing, requires
an escrow of any funds for any purpose, other than the following: immediate payment of debts due, or for future payment of taxes, insurance or mortgage insurance premiums, when same become due.

                           (e) It is a Mortgage Loan that, subsequent to
closing, requires any construction, reconstruction, rehabilitation or remediation of the improvements, before said Mortgage Loan is salable in the secondary market or deliverable and purchasable pursuant to the Loan Purchase Commitment.

         1.28 Encumbrance: Any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender to, or other secured party of the Person under any conditional sale or other title retention agreement or capital lease with respect to, any property or asset of the Person.

         1.29 Event of Default: An occurrence described in Article VIII of this Agreement.

         1.30 Financial Statements: True, correct and complete copies of the balance sheet of the Person designated and related statement of income, statement of cash flows and such other financial statements in such detail as Lender may reasonably request, together with notes thereto, which: (a) present fairly the financial position of the Person and the results of its operations as of the end of the applicable period; (b)are in the form furnished by Lender or is otherwise in form satisfactory to the Lender; and (c) unless otherwise specified in this Agreement or otherwise approved by Lender in writing, are prepared by an independent certified public accountant in accordance with generally accepted accounting principles, and accompanied by the opinion, satisfactory in form and substance to Lender, of an independent certified public accountant satisfactory to Lender.

         1.31 Financing Statements: The UCC- 1 Financing Statements to be executed by Borrower for filing not later than the Commencement Date in the appropriate filing offices of the State and County identified in Borrower's Address or, if the address identified in Article I is not the principal place of business of Borrower, or Borrower conducts its business in other names, or if other filings are necessary or appropriate to perfect Lender's security interest in the Collateral, then, such other offices as are identified in Schedule 1.31 attached to this Agreement.

         1.32 Indebtedness: Any obligation for borrowed money, including (a) any obligation owed for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business; (b) any capital lease obligation; and (c) any reimbursement obligations and other obligations under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management devise, or any forward sale or purchase agreement for foreign currencies.

         1.33 Judgment: A final judgment(s) or order(s), of any judicial authority or governmental entity issued against Borrower or other Obligor or which otherwise affects any of the Collateral.

         1.34 Loan: The credit facility, in an amount not to exceed the Maximum Credit Availability, being made available by Lender to Borrower under the terms and conditions of this Agreement and the other Loan Documents.

         1.35 Loan Documents: Collectively, this Agreement, the Promissory Note, the Surety Agreement, the Financing Statements and all agreements, amendments, certificates, financing statements, schedules, reports, notices, and exhibits now or hereafter required by Lender to be executed or delivered in connection with any of the foregoing, as may be in effect from time to time.

         1.36 Loan Purchase Commitment: The valid, legally binding and enforceable commitment of an Approved Investor to purchase the Mortgage Loan which is, or is proposed to be, Collateral for an Advance for a Committed Purchase Price and on other terms and conditions which are satisfactory to Lender in its sole discretion. Subject to Lender's prior written approval, which may be given or withheld at Lender's sole discretion, the commitment of another Person as Approved Investor may be substituted for the original Loan Purchase Commitment, as Collateral for the Loan, should the original Approved Investor fail or refuse to perform under the Loan Purchase Commitment.

         1.37 Maintenance Account: The demand deposit account in the name of Borrower established at Chase Manhattan Bank as to which an authorized representative of Lender shall be a signatory with power of withdrawal.

         1.38 Mortgage: The mortgage, deed of trust or other security instrument properly executed by all owners of the real property described in the Mortgage; duly acknowledged by a notary public, or other official authorized to take acknowledgments under Applicable Requirements; in appropriate form for recordation, and in a form which complies with all Applicable Requirements, and which creates a first or second mortgage lien on a fully completed 1-4 family residential dwelling unit. The Mortgage shall include, as appropriate, condominium, cooperative, or planned unit development riders and non-uniform provisions appropriate for the state in which the real property described in the Mortgage is located.

         1.39 Mortgage Loan: A loan which (a)(i) has been or is proposed to be originated by Borrower to a Person who is not an Obligor or an Affiliate of an Obligor or (ii) has been or is proposed to be purchased by Borrower that has been originated by a third party to a Person who is not an obligor or an Affiliate of an Obligor not more than thirty (30) days before such proposed purchase and (b) funded in whole or in part by the proceeds of an Advance; which will be secured by a Mortgage upon Origination; which is fully funded at Origination; which has been originated in full compliance with Applicable Requirements; which is the subject of a Loan Purchase Commitment issued by an Approved Investor; which satisfies all conditions of purchase under the Loan Purchase Commitment; and which is an Eligible Mortgage Loan as defined in Section 1 .27a above.

         1.40 Mortgage Note: The original mortgagor's note evidencing a Mortgage Loan executed by all owners of the real property described in the Mortgage in a form which complies with all Applicable Requirements and all conditions of purchase under the Loan Purchase Commitment.

         1.41 Mortgagor: Individually and collectively, any and all Persons executing a Mortgage Note, Mortgage or other Collateral Documents securing a Mortgage Loan.

         1.42 Obligations: Collectively, all obligations of the Obligors:

                  (a) To pay the principal, interest, Facility Fees and any other liabilities of Borrower to Lender under this Agreement and the other Loan Documents in accordance with their respective terms;

                  (b) To satisfy all other direct or indirect liabilities of any Obligor to Lender with respect to the Loan, the Loan Documents and the Collateral whether now existing or hereafter incurred, whether or not evidenced by any note or other instrument, matured or non-matured, direct, absolute or contingent, joint or several, including any extensions, modifications, renewals thereof and substitutions therefor;

                  (c) To repay Lender all amounts advanced by Lender hereunder or otherwise on behalf of any Obligor under, or with respect to, any Loan Document or any of the Collateral;

                  (d) To reimburse Lender, on demand, for all of Lender's expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the administration, amendment, modification, or enforcement of this Agreement; the negotiation, preparation, administration, amendment, modification, or enforcement of any Loan Document, any Collateral Document or any Loan Purchase Commitment, including all amounts payable under the reimbursement and indemnity provisions set forth in Article D( of this Agreement; and

                  (e) To pay all other liabilities and obligations to Lender.

         1.43 Obligors: Collectively: Borrower, any one or more Persons identified as a Guarantor, and any other Person who now, or hereafter, becomes directly or indirectly liable under any Loan Document.

         1.44 Origination: The date a Mortgage Loan is funded by an Advance.

         1.45 Person: Any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization, joint venture, court or governmental or political subdivision or agency thereof or any other entity.

         1.46 Prime Rate: The annual rate of interest published in the Wall Street Journal from time to time as the "prime" rate of interest charged by commercial banks from time to time as a reference rate (or a rate equivalent to the foregoing) with the understanding that such rates may merely serve as a basis upon which effective rates of interest are calculated for loans making reference thereto and that such rates are not necessarily the lowest or best rate at which such banks calculate interest or extend credit. The Prime Rate shall change for purposes of this Agreement and the Promissory Note as such announced or published rate changes.

         1.47 Promissory Note: The promissory note of Borrower, (or replacements or extensions thereof) in the form of Exhibit E attached to this Agreement, properly executed and evidencing Borrower's Obligation to repay Borrower's requested Advances together with interest thereon and such other amounts as shall be due pursuant to this Agreement.

         1.48 Settlement Agent: A title insurance company approved by Lender in writing or, if authorized under a closing protection letter issued by an approved title insurance company to Borrower, an attorney-at-law or other Person identified by Borrower as the proposed Settlement Agent in the Advance Request provided such Person has been approved by Lender in writing and authorized by Lender under Lender's Settlement Instructions.

         1.49 Settlement Instructions: The letter from Borrower to the Settlement Agent setting forth the terms and conditions under which the Settlement Agent is authorized to receive, hold and disburse the Advance to, or for the benefit of Borrower, by funding the Mortgage Loan Origination and to act as custodian of the Mortgage Note and other items for delivery to Lender the next Business Day after Origination, or to return the Advance if not disbursed within one Business Day of the Advance Date. The standard form of Settlement Instructions is attached to this Agreement as Exhibit F.

         1.50 Surety Agreement: The Guaranty and Surety Agreement dated as of the Commencement Date and each and every Guaranty and Surety Agreement, or reaffirmation of Guaranty and Surety Agreement, executed by Persons identified as Guarantor and delivered to Lender's a condition of an Advance. Lender's standard form of Surety Agreement is attached to this Agreement as Exhibit G.

         1.51 Warehousing Guide: The manual issued by Lender and delivered to Borrower containing procedures and requirements the Borrower must follow in fulfilling its obligations (including the Obligations) to Lender under this Agreement.

         1.52 Wet Advance: An Advance made to Settlement Agent for disbursement for the benefit of Borrower but, as to which, the Mortgage Note has not been physically delivered to the custody of Lender. An Advance ceases to be a Wet Advance upon delivery of the Mortgage Note to the custody of Lender.

                                   ARTICLE II
                           THE LOAN; LOAN ADVANCEMENT
                           --------------------------

         2.1 The Loan: Lender shall make the Loan available to Borrower upon the terms and conditions of this Agreement and the other Loan Documents.

         2.2 Request for Advance: Borrower shall make request for Advances by submission to Lender at Lender's Address set forth in Article I, of a fully completed Advance Request accompanied by the Loan Purchase Commitment and other items required under the definition for Advance Request set forth in Article I.

         2.3 Lender's Approval: Lender is not obligated to make an Advance as requested in the Advance Request unless and until Lender has received, and found satisfactory in all respects, all Loan Documents and all information pertaining to the Collateral and the Collateral Documents, including without limitation, the Loan Purchase Commitment. The aggregate amount of Advances outstanding at any one time shall not exceed the Maximum Credit Availability set forth in
Article I and the amount of any Advance shall, unless approved in writing by Lender, be subject to the sub-limits established under Article I and such other limitations as may be imposed by Lender as a condition of making the Advance. Advances when received by the Settlement Agent are funds of the Borrower to be held in trust by the Settlement Agent for the limited purpose of closing the specific Mortgage Loan for which the Advance was made or for return to the Lender if the closing is postponed or cancelled for any reason. All risk of loss of the Advance while in the possession of the Settlement Agent shall be borne by the Borrower.

         2.4 Interest: The outstanding principal balance of the Loan from time to time shall bear interest at the per annum rate equal to the Basic Interest Rate. If an Advance is not repaid in full, together with accrued interest thereon, within the applicable Advance Repayment Period, the outstanding balance of the Advance will thereafter bear interest at the Default Interest Rate. Upon the occurrence of an Event of Default, or earlier upon the Termination Date, the entire outstanding balance of the Loan will commence to bear interest at the Default Interest Rate until Lender receives payment in full of all Obligations. All computations of interest under this Agreement or any Promissory Note shall be made by Lender on the basis of a year of 360 days but calculated for the actual number of days elapsed.

         2.5 Repayment of Advances: Each Advance, together with all accrued but unpaid interest thereon, is due and payable in full, by electronic transfer of immediately available funds to the Collection Account, on the earlier to occur of: (a) the date the Committed Purchase Price is due and payable under the Loan Purchase Commitment or, if earlier, the date payment is made; or (b) the expiration of the Advance Repayment Period.

         2.6 Pledge of Collection Account: Borrower irrevocably and unconditionally assigns to Lender the right to direct payment of the entire Committed Purchase Price to the Collection Account; assigns and pledges to Lender a first priority, fully perfected security interest in the proceeds of sales of Mortgage Loans and other cash or non-cash items paid, remitted or otherwise deposited with respect to Mortgage Loans or other Collateral Documents whether in the Collection Account, the Maintenance Account or otherwise; and grants to Lender the absolute and unconditional right of set-off against, or otherwise withdraw from funds deposited with respect to Borrower in the Collection Account or the Maintenance Account: (a) the amount of the Advance or Advances with respect to which funds have been remitted to the Collection Account; (b) Facility Fees owing with respect to such Advance or
Advances: (c) accrued but unpaid interest with respect to such Advances; and (d) any other Obligations not paid as and when due to Lender. No funds deposited in the Collection Account shall be subject to any Encumbrance except the security interest of Lender. Payments (including proceeds realized from the sale or other disposition of the Collateral) deposited into the Collection Account shall be applied to interest, principal, Facility Fees and other Obligations under any Loan Document in such order and amounts as are satisfactory to the Lender. Upon satisfaction in full of all Obligations then due and owing to Lender, Lender shall remit any remaining proceeds of remittances deposited into the Collection Account by transfer to the Maintenance Account. No funds in the Maintenance Account shall be commingled with any other funds of Borrower or any other Person.

         2.7 Voluntary Mandatory Prepayments: Borrower shall have the right to prepay the Loan at any time, in whole or in part. if, at any time, the aggregate amount of Borrower's outstanding Obligations exceeds the Maximum Credit Availability or the amount of any Advance exceeds the sub-limits established for such Advance under Article I, Borrower shall immediately repay to Lender the amount of such excess.

         2.8 Termination Date: The entire outstanding principal balance of the Loan, all interest accrued but unpaid thereon, and any other Obligations due by any Obligor to Lender shall be immediately due and payable in full on the Termination Date. No further Advances are available to Borrower from and after the Termination Date unless Borrower and Lender enter into a written amendment of this Agreement extending the Termination Date.

                                   ARTICLE III
                     SECURITY AGREEMENT; LOAN DOCUMENTATION

         3.1 Grant of Security Interest: As security for the prompt payment, performance, satisfaction and discharge as and when due of all Obligations, Borrower hereby assigns, delivers, pledges and grants to Lender a first priority, fully perfected lien upon, and security interest in and to, all of the Collateral including, without limitation, the Mortgage Loans, the Collateral Documents, the Loan Purchase Commitments, all rights of Borrower to funds in the Collection Account or the Maintenance Account and all proceeds of the Collateral.

         3.2 Power of Attorney: Borrower hereby constitutes and appoints the Lender as its true and lawful attorney, irrevocably, with full power to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith, to file any claims or take any action or institute any proceedings which Lender may

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

deem to be necessary or advisable to enforce Borrower's rights in, to or under any of the Collateral, which appointment as attorney is coupled with an interest. Upon request of Lender at any time, Borrower shall execute and deliver such power or powers, duly executed by Borrower and in recordable form for the jurisdictions in which Mortgage Assignments may be recorded, as may be necessary or appropriate to exercise the rights and remedies of Lender under this Agreement including the right to record individual Mortgage Assignments, effectuate the sale under the Loan Purchase Commitment, or otherwise realize upon the Collateral.

         3.3 Loan Documentation Prior to Commencement Date: On or before the Commencement Date, Borrower shall execute and deliver to Lender, or cause to be executed and delivered to Lender, this Agreement, the Promissory Note, the Surety Agreement, the Financing Statements and all other Loan Documents (each document in form and substance satisfactory to Lender) and shall have delivered to Lender satisfactory evidence of all of the following:

                  (a) Insurance: Certificates addressed to Lender evidencing commercial general liability insurance and, if required under Applicable Requirements, errors and omissions insurance, fidelity bonds and other insurance in form and amounts satisfactory to Lender.

                  (b) Minimum Deposit: Establishment of the Maintenance Account in an amount not less than the Minimum Deposit set forth in Article I of this Agreement.

                  (c) Borrower Authorization: The Borrower Authorization together with certificates evidencing the good standing of Borrower, the due authorization and proper licensure of Borrower to enter into the Loan Documents and to engage in the business of origination of Mortgage Loans in all jurisdictions in which it engages in such business.

                  (d) Payments: Reimbursements: Payment in full of any costs and expenses of Lender in connection with the negotiation and preparation of the Loan Documents and making of the Loan including all filing and recording fees, search, examination and certification fees and charges, attorneys fees, and costs of reproduction and transmittal, unless waived by the Lender in writing.

         3.4 Loan Documentation Prior to Each Advance: Prior to each Advance, Borrower shall execute and deliver to Lender, or cause to be executed and delivered to Lender, the Advance Request, the Loan Purchase Commitment and any other Collateral, Collateral Documents or other information or documentation required by Lender to be delivered as a condition of making the Advance. Funding of each Advance shall be made by electronic transfer of funds to the account of the Settlement Agent under the instructions delivered to Settlement Agent by Borrower which shall include, among other things: (a) receipt by Settlement Agent of the Mortgage Note, Mortgage and Collateral Documents required to be delivered as conditions of funding of the Mortgage Loan under Borrower's settlement instructions; (b) custody of the Mortgage Note for delivery to Lender (together with the HUD-1 settlement sheet and other documentation required under Borrower's Settlement Instructions) the next Business Day following Origination; and (c) custody of the Mortgage for recordation in applicable recording offices promptly after Origination. Borrower acknowledges that it's Settlement Instructions require the Settlement Agent to return the Advance to Lender if Origination does not occur within one Business Day after receipt of the Advance.

         3.5 After Origination: Borrower shall do all things necessary or appropriate to cause the Mortgage Loan to be purchased by Approved Investor for the Committed Purchase Price not later than the expiration of the Advance Repayment Period or, if earlier, the expiration of the Loan Purchase Commitment. Lender agrees to cooperate with Borrower and Approved Investor by conditional delivery of the Mortgage Note to Approved Investor, for purposes of inspection only, under the terms and conditions of Lender's Bailee Letter.

                  (a) if ten (10) Business Days prior to the earlier to occur of
(i) expiration of the Loan Purchase Commitment for the Mortgage Loan; or (ii) the date the first installment of principal and interest is due on the Mortgage Loan, Borrower has not requested Lender to deliver the Mortgage Note to Approved Investor for inspection; or Borrower has not delivered a complete package of Collateral Documents (other than the Mortgage Note) to the Approved Investor for inspection, Borrower shall notify Lender of the reason for the delay and the steps Borrower will take to correct any deficiencies causing the delay. Upon demand of Lender at any time prior to receipt of payment in full of the Committed Purchase Price to the Collection Account, Borrower shall deliver, or cause to be delivered, the Collateral Documents to Lender or, if so directed by Lender, to an Approved Investor.

                  (b) Unless the Committed Purchase Price has been paid in full to the Collection Account, the Mortgage Note delivered under Lender's Bailee Letter must be returned to Lender, and the other Collateral Documents must be returned to Borrower, prior to the earlier to occur of (i) the expiration of the Advance Repayment Period; or (ii) twenty (20) calendar days after the date of Lender's Bailee Letter. All costs and expenses incurred by Lender arising from or related to the sale of the Mortgage Loan shall be borne by Borrower including, without limitation, all express delivery charges to deliver Collateral Documents to, or retrieve the same from, the Approved Investor.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         To induce Lender to execute and deliver this Agreement and to make the Loan available to Borrower, Borrower represents and warrants to Lender that, as of the date of this Agreement, the date of each Advance, and the date of any renewal or extension (if any) of the Termination Date:

         4.1 Good Standing; Authorization: The information pertaining to Borrower's legal status set forth in Article I is true, correct and complete. Borrower has all requisite power, and has obtained and maintains in full compliance with Applicable Requirements, all licenses and approvals required to originate Mortgage Loans in all jurisdictions in which it conducts such business. The execution, delivery and performance of this Agreement, each Promissory Note, the Loan Purchase Commitment, the Collateral Documents and any other Loan Documents have been duly authorized by all requisite proceedings on the part of Borrower.

         4.2 Compliance with Laws and Other Agreements: Borrower, the Mortgage Loans and the Collateral Documents are in compliance with all Applicable Requirements and all requirements of the Approved Investor. Borrower has not received, and has no knowledge of; any order or notice of any violation or claim of violation of any Applicable Requirement or any matter which would permit the Approved Investor to decline to purchase the Mortgage Loan. Borrower has received a copy of Lender's Warehousing Guide as of the Commencement Date and it has complied, and will comply, in all material respects with the requirements of the Warehousing Guide and other Applicable Requirements.

         4.3 No Conflict; Governmental Approvals: The execution, delivery, and performance of this Agreement, the Loan Purchase Commitment, the Collateral Documents and each of the Loan Documents will not (a) conflict with, violate, constitute a default under, or result in a breach of any Applicable Requirement; or (b) conflict with or result in a breach of any provision of Loan Purchase Commitment or other agreement or instrument binding upon the Borrower.

         4.4 Financial Position: The Financial Statements delivered to Lender by any Obligor are true, correct and complete as of the date of such Financial Statements for the period covered thereby.

                  (a) Borrower has no Indebtedness other than as shown in the most recent Financial Statements delivered to Lender.

                  (b) Borrower has no investment, whether by stock purchase, capital contribution, loan advance, purchase of property or otherwise in any Person, other than as shown in the most recent Financial Statements delivered to Lender.

                  (c) Since the date of the most recent Financial Statements delivered to Lender, there has not been any material adverse change in the business, operations, properties or financial position of Borrower or the Approved Investor under a Loan Purchase Commitment. Borrower does not know of any fact (other than matters of a general economic or political nature) which materially adversely affects or, so far as the Borrower can now reasonably foresee, will materially adversely affect, the Origination or sale of any Mortgage Loan or the business, operations, properties or financial position of Borrower or the performance by Borrower of its obligations under this Agreement and the other Loan Documents.

         4.5 Encumbrances: All of the Collateral is owned by Borrower free and clear of all Encumbrances except the Loan Documents.

         4.6 Litigation: There are no actions, suits, proceedings or investigations pending or, to the knowledge of Borrower, threatened against or affecting Borrower before any court, arbitrator, or other governmental authority.

         4.7 Valid, Binding and Enforceable: This Agreement, the Loan Documents and the Collateral Documents have been duly and validly executed and delivered by the parties thereto (other than Lender) and constitute the valid and legally binding obligations of such parties enforceable in accordance with their respective terms. No default or event which, but for the giving of notice or passage of time, or both, would constitute an Event of Default has occurred and is continuing uncured.

         4.8 Priority of Security Interests: The county and state identified in Borrower's Address in Article I is the location of the principal place of business of Borrower and, unless otherwise specified, those locations are the only locations in which the Financing Statements must be filed to perfect the security interest granted to Lender in the Collateral. Unless otherwise specified, Borrower does not do business under any other names. Upon the filing of the Financing Statements in those locations, Lender will have a valid and perfected first-priority security interest in all of the Collateral for all the Obligations free and clear of all Encumbrances.

         4.9 No Untrue Statements: Neither this Agreement, the Loan Documents nor any other document, certificate or statement furnished or to be furnished by Borrower or by any other party to Lender in connection herewith contains, or at the time of delivery will contain, any untrue statement of a material fact, or omits, or will omit to state a material fact necessary in order to make the statements contained herein and therein, true and not misleading.

         4.10 Warranties as to each Mortgage Loan: Each Mortgage Loan upon which any Advance is made is an Eligible Loan and will remain such until the related Advance is paid in full; is in full force and effect; has not been modified and is not past due or otherwise in default; is not subject to defense or right of set-off on the part of the maker or makers of the Mortgage Note; is secured by a valid Mortgage on fee simple residential real estate, free from damage or casualty; represents a bona fide transaction which has been carried out in accordance with all applicable laws and regulations, including, but not limited to, the making of all required disclosures correctly to all persons entitled to receive them within the time specified under such laws or rules and regulations, which shall include but not be limited to:

                  (a) Real Estate Settlement Procedures Act of 1974 and Regulation X;

                  (b) Fair Credit Reporting Act;

                  (c) Equal Credit Opportunity Act and Regulation B;

                  (d) Truth-in-Lending Act, and Regulation Z, and applicable regulations of all applicable federal and state banking and other governmental authorities; and for which the total consideration to be advanced by a Lender shall in fact have been advanced less closing and other fees and costs which may customarily be deducted from the loan proceeds; and, if applicable, shall be the subject of a valid and effective Loan Purchase. Commitment.

         4.11 No Default: There has not been, and Borrower is not aware of any circumstances which with the passage of time could reasonably be expected to result in, an Event of Default or any material adverse effect on the Assets, liabilities, property, financial condition or operating prospects of the Borrower or its ability to repay the Obligations, and Borrower has no knowledge of any default under any material term or provision or any agreement, instrument or indenture to which it is a party or by which it is bound or to which any of its property is subject, which default would have a material effect on Borrower's creditworthiness.

         4.12 Subsidiaries: Except as previously described to Lender in writing, Borrower has no subsidiaries or affiliates and is not a subsidiary or an affiliate of any other Person.

         4.13 Taxes: All tax returns required to be filed by Borrower in any jurisdiction have in fact been filed (or a request for an extension has been filed by Borrower with the appropriate governmental agency or department), and all taxes, assessments, fees and other governmental charges upon Borrower, or upon any of its respective property, income or franchises, which are shown to be due and payable on such returns have been paid, except for those taxes being contested in good faith with due diligence by appropriate proceedings for which appropriate reserves have been maintained under generally accepted accounting principles consistently applied. Borrower is not aware of any proposed additional tax assessment or tax to be assessed against or applicable to Borrower which would result in a material adverse effect on the assets, liabilities, property, financial condition or operating prospects of Borrower or its ability to repay the Obligations.

         4.14 Mortgage Loans not Usurious: The Mortgage Loans are not usurious.

         4.15 ERISA: As of the date hereof, no employee benefit plan (as defined in Section 3(2) of the Employees Retirement Security Act of 1974, as amended), other than a multi employer plan described in Section 3(37) of ERISA) maintained by the Borrower or under which the Borrower could have any liability under ERISA
(a) has failed to meet the minimum funding standards established in Section 302 of ERISA, (b) has failed to comply in a material respect with all applicable requirements of ERISA and the Internal Revenue Code, including all applicable rulings and regulations thereunder, except as shown in Schedule 6 attached hereto and made part hereof, (c) has engaged in or been involved in a prohibited transaction under Section 406 or ERISA OR Section 4975 of the Internal Revenue Code which would subject Borrower to any material liability, or (d) has been terminated if such termination would subject Borrower to any material liability. Borrower has not assumed, or received notice of a claim asserted against Borrower for, withdrawal liability (as defined in Section 4207 of ERISA) with respect to any multi employer pension plan. Borrower has timely made all contributions when due with respect to any multi employer pension plan in which it participates and no event has occurred triggering a claim against Borrower for withdrawal liability with respect to any multi employer pension plan in which Borrower participates. All Employee Benefit Plans and multi employer pension plans to which Borrower participates is listed on Schedule 6.

         4.16 Year 2000 Compliance: Borrower has reviewed the areas within its business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the risk that certain computer applications used by Borrower may be unable to recognize and perform properly sensitive functions prior to and after December 31, 1999. The Year 2000 Problem is not reasonably expected to result in any materially and adversely affect a Borrowers operations, financial conditions, property (including the Collateral) or business. Such program is in compliance with all applicable federal and state regulatory agency directives and other requirements.

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS
                              ---------------------

         Borrower hereby covenants and agrees that from the Commencement Date and until satisfaction in full of the Obligations, unless Lender shall otherwise consent in writing, Borrower shall do the following:

         5.1 Use of Advance: Use the proceeds of each Advance only to fund the Mortgage Loan described in the Advance Request submitted to Lender for such Advance.

         5.2 Financial Reporting: Furnish to Lender:

                  (a) Financial Statements of Borrower and each Person identified as Guarantor within ninety (90) days after the end of each fiscal year of Borrower or Guarantor, as the case may be. Financial Statements of Guarantor need not be audited or prepared by an independent certified public accountant, but must be certified by the Guarantor as true and correct.

                  (b) Such other information as is reasonably requested by Lender to determine the financial condition of any Obligor or any Person proposed to be an Approved Investor.

         5.3 Maintenance Account: Maintain the Maintenance Account at all times funded with the Minimum Deposit.

         5.4 Collateral Documents: Originate each Mortgage Loan in full compliance with Applicable Requirements. Cause the Settlement Agent to take custody of the Mortgage Note and deliver same, along with other required documents, to Lender on the next Business Day following the Origination. Maintain custody of all other Collateral Documents in good condition and forward same to Approved Investor for inspection under the Loan Purchase Commitment promptly after Origination. Promptly after Origination, cause each Mortgage to be properly recorded in the appropriate filing office of the jurisdiction in which the real property described in the Mortgage is located. Do all things necessary to fulfill each condition precedent to purchase under the Loan Purchase Commitment. Cure any deficiencies in the Collateral Documents at Borrower's sole cost and expense.

         5.5 Minimum Net Worth: Maintain a minimum net worth (aggregated for both Borrower and Guarantor) at all times not less than the greater of (a) such amount, if any, as is required under Applicable Requirements; or (b) $250,000; or (c) such higher amount required by the Lender.

         5.6 Management: Maintain management and offices reasonably satisfactory to Lender and furnish to Lender within five (5) days of any election or appointment of directors, written notice of any change in the persons who from time to time become directors of Borrower.

         5.7 Servicing: Until such time as the Mortgage Loan is sold to the Approved Investor, service the Mortgage Loan in accordance with all Applicable Requirements, maintain tax and insurance escrows in accordance with Applicable Requirements, and if required by Lender, remit all principal and interest received on account of the Mortgage Loan to Lender. Deliver or cause to be delivered to Lender in accordance with the Warehousing Guide, all post-closing documentation as and when required thereunder. Cause insurance to be maintained as required under the Collateral Documents and the Applicable Requirements naming Borrower and Lender (as their interests may appear), as mortgagee.

         5.8 Notices: Notify Lender of any default under the Loan Purchase Commitment or any Collateral Documents; any Judgment against any Obligor or affecting any Collateral; any bankruptcy or insolvency proceeding commenced by or against any Obligor; any event or occurrence which would, if not cured within the applicable notice or grace period, constitute an Event of Default under the Loan Documents; or the Collateral Documents; or any other mortgage warehouse loan agreement with any other Lender; and any change in the principal place of business of Borrower.

         5.9 Further Actions: Cooperate and join with Lender, at its own expense, in taking all such further actions as Lender, in its sole judgment, shall deem necessary to effectuate. the provisions of the Loan Documents and to perfect or continue the perfected status of all Encumbrances granted to Lender pursuant to the Loan Documents and the Collateral Documents, including, without limitation, the execution, delivery and filing of financing statements, amendments thereto and continuation statements, the delivery of chattel paper, documents or instruments to Lender.

         5.10 Enforcement of Mortgage Loan: Enforce payment and collection, at Borrowers expense, of all Mortgage Loans, Mortgage Notes and other Collateral.

         5.11 Compliance with Administrative Requests of Lender: Comply with such reasonable administrative directions as Lender may give in order to provide proper servicing of the Advances hereunder.

         5.12 New Locations: Furnish Lender with the name and addresses of all new offices and locations of Borrower, including relocations of existing offices, and the relocation of Borrower's including relocations of existing offices, and the relocation of Borrower's principal place of business/chief executive office, each no later than thirty (30) Business Days prior to the date Borrower commences occupation of said premises.

         5.13 Compliance With Laws: Comply with all present and future laws, rules and regulations applicable to it in the operation of its business (including, without limitation, all environmental and ERISA laws and regulations), and all material agreements to which it is subject.

         5.14 Notice of Litigation: Give immediate notice to Lender of: (a) any litigation in which it is a party if an adverse decision therein would require it to pay more than Twenty Five Thousand Dollars ($25,000.) in such litigation or in the aggregate for all such litigation or deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); and (b) the institution of any other suit or any administrative proceeding involving it that might materially and adversely affect its operations, financial conditions, property or business.

         5.15 ERISA: (a) Fund all its employee benefit plans in accordance with no less than the minimum funding standards of Section 302 of ERISA; (b) promptly advise Lender of the occurrence of any material Reportable Event or Prohibited Transaction (as each such term is defined by ERISA) with respect to any such employee benefit plan(s) and the action which Borrower proposes to take with respect thereto; and (c) promptly advise Lender of any claim for withdrawal liability made against it or a member of its Controlled Group (as such term is defined by ERISA).

         5.16 Year 2000: Take all action necessary to assure that at all times the computer based systems utilized by Borrower and each of its subsidiaries, if any, are able to effectively interpret, process and manipulate data, including dates before, on and after December 31, 1999. At Lender's request, Borrower shall provide to Lender information regarding its efforts to ensure that the computer-based Systems utilized by Borrower and each of its subsidiaries, if any, are able to recognize and perform, without error, functions involving dates before, on and after December 31, 1999.

         5.17 Landlord's Acknowledgment: Obtain from the landlord of each premises leased by Borrower a waiver of all rights in or to the Collateral and an agreement that Lender may have access to such premises. Lender's standard form of Landlord Acknowledgment is attached to this Agreement as Exhibit H.

                                   ARTICLE VI
                               NEGATIVE COVENANTS
                               ------------------

         Borrower hereby covenants and agrees that from the Commencement Date until satisfaction in full of the Obligations, it will not do any one or more of the following without first obtaining the written consent of Lender:

         6.1 Identity: Change its name, enter into or effect any merger, consolidation, share exchange, division, conversion, reclassification, reorganization or re-capitalization, or other transaction of like effect, or dissolve or sell all or substantially all of its assets.

         6.2 Transfer: Sell or transfer any of the Collateral (except to the Approved Investor upon payment of the Committed Purchase Price to the Collection Account) or permit or suffer any Encumbrance (other than the Loan Documents) upon the Collateral.

         6.3 Agreements: Modify, terminate or fail to enforce the Loan Purchase Commitment or any Collateral Documents.

         6.4 Collection Account: Ask, demand, receive or take any payment under any Loan Purchase Commitment or otherwise with respect to the sale or transfer of any Mortgage Loan except by direct payment of the full Committed Purchase Price to the Collection Account.

         6.5 Affiliates: Pay to any Obligor or Affiliate of any Obligor any fees, compensation, or other sums from proceeds of any Advance or any Mortgage Loan except pursuant to a written agreement approved in writing by Lender.

         6.6 No Compromise of Collateral: Make in any compromise, adjustment or settlement in respect of any of the Collateral or accept anything other than cash in payment of the Collateral.

         6.7 Improper Use of Proceeds: Use the proceeds of the Loan, or permit them to be used, for any purpose other than to purchase or originate Eligible Mortgage Loans pursuant to the terms of this Agreement.

         6.8 No Change in Ownership: Permit or suffer any change in the shareholders, partners or members, as applicable, of Borrower.

                                   ARTICLE VII
                                EVENTS OF DEFAULT
                                -----------------

         An event of default ("Event of Default") under this Agreement shall be deemed to exist if any one or more of the following events occurs and is continuing, whatever the reason therefor:

         7.1 Failure to Pay: Any principal, interest, fees or other Obligations requiring payment or deposit of money under this Agreement or any of the Loan Documents is not paid or deposited as and when due, whether upon the expiration of the Advance Repayment Period, the Termination Date, acceleration, or otherwise.

         7.2 Invalidity: The validity, binding nature of; or enforceability of any material term or provision of any of the Loan Documents, any Collateral Documents or the Loan Purchase Commitment is disputed by, on behalf of; or in the right or name of any Person or any material term or provision of any such document is found or declared to be terminated, invalid, avoidable, or non-enforceable by any court of competent jurisdiction.

         7.3 False Warranties; Breach of Representations: Any warranty or representation made by any Obligor in this Agreement or any other Loan Document or in any Advance Request or other writing delivered under or pursuant t6 this Agreement or any other Loan Document, or in connection with any provision of this Agreement or related to the transactions contemplated hereby shall prove to have been false or incorrect or breached in any material respect on the date as of which made.

         7.4 Judgments: Issuance of a Judgment; (a) affecting any of the Collateral; or (b) against any Obligor which, when aggregated with any other Judgments, exceeds Fifty Thousand Dollars ($50,000.00) outstanding at any one time; or (c) which in the sole judgment of the Lender, would have a material adverse effect upon the ability of any Obligor to meet the Obligations to the Lender under this Agreement, regardless of amount.

         7.5 Bankruptcy; Insolvency; Liquidation; Death:

                  (a) Any Obligor becomes insolvent, or generally fails to pay, or is generally unable to pay, or admits in writing its inability to pay its debts as they become due, or applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for such Obligor, or a substantial part: of its property, or makes a general assignment for the benefit of creditors.

                  (b) Any Obligor commences any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state or federal bankruptcy or insolvency law, or any dissolution or liquidation proceeding.

                  (c) Any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state or federal bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is involuntarily commenced against or in respect of any Obligor, or an order for relief is entered in any such proceeding.

                  (d) A trustee, receiver, or other custodian is appointed for any Obligor or a substantial part of such Obligor's property.

                  (e) The death of any obligor, provided however, Borrower shall have 15 days subsequent to said death to advise Lender of that fact and to submit to Lender the name of a substitute Guarantor (and said substitute's personal financial statement), or to propose another Guaranty arrangement for consideration by the Lender. Lender shall have a reasonable time to consider such suggestions, and during such time, the event of the death of the Guarantor shall not be considered an Event of Default. Nothing in the foregoing paragraph shall prevent the Lender from declaring an Event of Default based on the death of the Guarantor, if Lender, in its sole discretion, determines that delaying such declaration creates an unreasonable risk to the Collateral or to Borrowers ability to perform it obligations under the Agreement.

         7.6 Breach of Covenants or Conditions: If and to the extent not included in any of the occurrences listed above, any Obligor fails to perform or observe any term, covenant, agreement or condition in this Agreement or any of the other Loan Documents or is in violation of or non-compliance with any provision of this Agreement or any of the Loan Documents, and has not remedied and fully cured such non-performance, non-observance, violation of or noncompliance within fifteen (15) days upon the earlier of (a) Lender has given written notice thereof to such Obligor or (b) Borrower becoming aware of such failure, violation or noncompliance; provided, however, that during such fifteen
(15) day period Lender's obligations to make Advances to Borrower shall be suspended.

         7.7 Material Adverse Change: The occurrence of any material adverse change in the business', or financial or operating condition of the Borrower.

         7.8 Loss of Certification: The loss by Borrower for any reason of any presently held or later obtained FNMA and/or FHLMC certification.

         7.9 Other Defaults: The default by Borrower under the terms and conditions of any other loan or credit agreement or other material agreement with Lender or any third party.

         7.10 Guarantor Defaults: The default by a Guarantor under the terms and conditions of a Surety Agreement.

                                  ARTICLE VIII
                                    REMEDIES
                                    --------

         Upon the occurrence of an Event of Default, Lender shall have the right, in its sole discretion, to pursue any one or more of the following rights and remedies, without notice to any Obligor:

         8.1 Further Advances: Refuse to make any further Advances.

         8.2 Acceleration: Declare immediately due and payable the entire unpaid principal balance of the Loan, all interest and fees accrued and unpaid thereon, and all other amounts and Obligations payable by Borrower under this Agreement and the other Loan Documents, all without protest, presentment, demand, or further notice of any kind to Borrower, all of which are expressly waived by Borrower.

         8.3 Set-Off: Apply to the then unpaid balance of the Obligations any items or funds held by Lender, any funds of Borrower in the Collection Account or the Maintenance Account and any and all deposits (whether general or special, time or demand, matured or non-matured, fixed or contingent, liquidated or non-liquidated) now or hereafter maintained by Borrower with Lender, and any other indebtedness at any time held or owing by Lender to or for the credit or the account of Borrower. Lender is hereby authorized to charge any such account or indebtedness for any amounts due to Lender. Such right of set-off shall exist whether or not Lender shall have made any demand under this Agreement, any Promissory Note or any other Loan Document and whether or not the Loan and the other Obligations are matured or non-matured. Borrower hereby confirms Lender's lien on such accounts and right of set-off and nothing in this Agreement shall be deemed any waiver or prohibition of such lien and right of set-off.

         8.4 UCC Remedies: Transfer the Mortgage Loan to Lender's name by recordation of the Mortgage assignment; sell the Mortgage Loan and the Collateral Documents to any one or more Persons on commercially reasonable terms acceptable to Lender at one or more public or private sales; and otherwise exercise all rights of a secured party under the Uniform Commercial Code then in effect in the jurisdiction in which the Collateral is located.

         8.5 Other Remedies: Enforce the Loan Purchase Commitment, collect payments under the Collateral Documents, and otherwise proceed to protect and enforce its rights under this Agreement and the other Loan Documents by exercising such remedies as are available to Lender in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any provision contained in this Agreement or any of the other Loan Documents or in aid of the exercise of any power granted in this Agreement or any of the other Loan Documents.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 Remedies Cumulative; No Waiver: The rights, powers and remedies of Lender provided in this Agreement and the other Loan Documents are cumulative and not exclusive of any right, power or remedy provided by law or equity, and no failure or delay on the part of Lender in the exercise of any right, power, or remedy shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or remedy preclude other or further exercise thereof; or the exercise of any other right, power or remedy.

         9.2 Notices: Every notice and communication under this Agreement or any of the other Loan Documents shall be in writing and shall be given by neither
(a) hand-delivery, (b) first class mail (postage prep aid), (c) nationally recognized overnight commercial courier, or (d) telecopy or other means of electronic transmission, if confirmed promptly by any of the methods specified in clauses (a),(b) and (c) of this sentence, to Borrower's Address or Lender's Address, as the case may be, set forth in Article I. Notice given by telecopy or other means of electronic transmission shall be deemed to have been given and received when sent. Notice by overnight courier shall be deemed to have been given and received on the date scheduled for delivery. Notice by mail shall be deemed to have been given and received three (3) calendar days after the date first deposited in the United States Mail. Notice by hand delivery shall be deemed to have been given and received upon delivery. A party may change its address by giving written notice to the other party as specified herein.

         9.3 Costs Expenses and Attorneys' Fees: Whether or not the transactions contemplated by this Agreement and the other Loan Documents are fully consummated, Borrower shall promptly pay (or reimburse, as Lender may elect) all costs and expenses which Lender has incurred or may hereafter incur in connection with the negotiation, preparation, reproduction, interpretation and enforcement of this Agreement, the other Loan Documents or the Collateral Documents, the collection of all amounts due hereunder and thereunder, and any amendment, modification, consent or waiver which may be hereafter requested by Borrower or otherwise required. Such costs and expenses shall include, without limitation, the fees and disbursements of counsel to Lender, the costs of appraisal fees, searches of public records, costs of filing and recording documents with public offices, and similar costs and expenses incurred by Lender. Upon the occurrence of an Event of Default, such costs shall also include the fees of any accountants, consultants or other professionals retained by Lender. Borrower's reimbursement obligations under this section shall Survive any termination of this Agreement.

         9.4 Survival of Covenants: This Agreement and all covenants, agreements, representations and warranties made herein and in any certificates delivered pursuant hereto shall Survive the making of the Loan and the execution and delivery of each Promissory Note and, subject to other provisions of this Article IX, shall continue in full force and effect until all of the Obligations have been fully paid, performed, satisfied and discharged.

         9.5 Counterparts: Effectiveness: This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement Signature on the Loan Documents by facsimile shall bind the parties thereto.

         9.6 Headings: The headings of sections have been included herein for convenience only and shall not be considered in interpreting this Agreement.

         9.7 Payment Due On A Day Other Than A Business Day: If any payment due or action to be taken under this Agreement or any Loan Document falls due or is required to be taken on a day which is not a Business Day, such payment or action shall be made or taken on the next succeeding Business Day and such extended time shall be included in the computation of interest.

         9.8 Judicial Proceedings: Each party to this Agreement agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by any party hereto or any successor or assign of any party, on or with respect to this Agreement or any of the other Loan Documents or the dealings of the parties with respect hereto, or thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Further, each party waives any right it may have to claim or recover, in any such suit, action or proceeding, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT LENDER WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AGREEMENT.

         9.9 Governing Law: This Agreement shall be construed in accordance with and governed by the internal laws of the State of New Jersey. Neither this Agreement nor any Promissory Note shall be construed to require payment of interest in an amount, which exceeds the maximum interest rate permitted under applicable laws.

         9.10 Integration: This Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

         9.11 Amendment and Waiver: No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto.

         9.12 Successors and Assigns: This Agreement (a) shall be binding upon Borrower and Lender and their respective successors and assigns, and (b) shall inure to the benefit of Borrower and Lender and their respective successors and assigns, provided, however, that Borrower may not assign its rights hereunder or any interest herein without the prior written consent of Lender, and any such assignment or attempted assignment by Borrower shall be void and of no effect with respect to Lender.

         9.13 Severabilitv of Provisions: Any provision in this Agreement that is held to be inoperative, unenforceable, voidable, or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

         9.14 Consent to Jurisdiction and Service of Process: Borrower irrevocably appoints each and every officer of Borrower as its attorneys upon whom may be served, by regular or certified mail at the address for notices furnished under this Article IX, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Agreement or any of the other Loan Documents. Borrower hereby (a) consents that any action or proceeding against it be commenced and maintained in any state or federal court within Camden County, State New Jersey by service of process on any such officer; (1,)agrees that the courts of the State of New Jersey and the United States District Court for the District of New Jersey shall have jurisdiction with respect to the subject matter hereof and the person of Borrower and the Collateral; and (c) waives any objection that such Borrower may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Notwithstanding the foregoing, Lender, in its absolute discretion, may also initiate proceedings in the courts of any other jurisdiction in which Borrower may be found or in which any of its properties or the Collateral may be located.

         9.15 Surrender: If, after receipt of any payment of all or any part of the Obligations, Lender is compelled to surrender such payment to any Person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff; or a diversion of trust funds), then this Agreement and the other Loan Documents shall continue in full force and effect, and Borrower shall be liable for, and shall indemnify, defend and hold harmless Lender with respect to the full amount so surrendered including Lender's costs and expenses under the indemnity set forth in Section 9.16 below.

         9.16 Indemnification: Borrower shall indemnify, defend and hold harmless Lender and its officers, directors, employees and agents with respect to any and all claims, expenses, demands, losses, costs, fines or liabilities of any kind, including reasonable attorneys' fees and costs, arising from or in any way related to (a) the acts or omissions of Borrower or any Obligor under, pursuant to, or related to this Agreement and the other Loan Documents; (b) any Obligor's breach or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents; (c) any Obligor's failure to comply with all Applicable Requirements; and (d) any claims arising from or related to the Collateral.

         9.17 Survival: Any reimbursement or indemnification obligation contained in this or any other Loan Document shall survive termination of this Agreement or payment in full of the Loan. Without limiting the foregoing, the provisions of Sections 9.3, 9.15 and 9.16 of this Agreement shall survive the termination of this Agreement and the other Loan Documents and shall be and remain effective notwithstanding the payment of the Obligations, the cancellation of any Promissory Note, the release of any Encumbrance securing the Obligations or any other action which Lender may have taken in reliance upon its receipt of such payment. Any cancellation of any Promissory Note, release of any Encumbrance or other such action shall be deemed to have been conditioned upon any payment of the Obligations having become final and irrevocable.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives and delivered as of the Commencement Date.

                                                NATIONAL MORTGAGE WAREHOUSE, LLC


                                                By: /s/ Joseph F. Doyle
                                                    -----------------------
                                                    Executive VP


                                                Westmark Mortgage Corporation

                                                By: /s/ Payton Story, III
                                                    -----------------------
                                                     President

                                                Attest: /s/ Joan DeLuca
                                                        -----------------------
                                                        Assistant Secretary

Corporate Seal

                                  EXHIBIT LIST
                                  ------------

EXHIBIT A           =         Advance Request
---------                     ---------------
EXHIBIT B           =         Approved Investors
---------                     ------------------
EXHIBIT C           =         Standard Form of Bailee Letter
---------                     ------------------------------
EXHIBIT D-1         =         Borrower Authorization (Corporate)
-----------                   ----------------------------------
EXHIBIT D-2         =         Borrower Authorization (Limited Liability Company)
-----------                   --------------------------------------------------
EXHIBIT E           =         Promissory Note
---------                     ---------------
EXHIBIT F           =         Settlement Instructions
---------                     -----------------------

EXHIBIT H           =         Landlord Acknowledgment
---------                     -----------------------

                                   EXHIBIT "B"

                               APPROVED INVESTORS

         (List here the name, address, Phone number and contact person for all investors to whom you will be selling loans you expect to fund with your line of credit)

EXHIBIT "C"
STANDARD FORM OF BAILEE LETTER

                                  BAILEE LETTER

----------

----------

Attention:

         Re: [Insert Name of Borrower] (the "Originator")

Gentlemen:

         National Mortgage Warehouse, LLC. ("National") is the holder of a security interest in the enclosed original mortgage note and other mortgage loan documents (collectively, the "Collateral") now or hereafter delivered to you by Originator or National for your inspection prior to purchase of the Collateral by you pursuant to a certain loan purchase commitment (the "Loan Purchase Commitment") between you and the Originator.

         National delivers the Collateral to you to be held by you as bailee and, by your receipt of the Collateral, you agree to hold the Collateral as bailee, for the benefit of National as secured party pursuant to applicable provisions of the Uniform Commercial Code and the terms of this Bailee Letter.

         Your obligations as bailee with respect to the Collateral shall terminate without further action on the part of National at the time you purchase the Collateral by remitting in full the purchase price specified in the Loan Purchase Commitment (the "Committed Purchase Price") by wire transfer of immediately available funds to our account specified below and such funds have been received in such account or, if earlier, upon your re-delivery of the Collateral to us at the address set forth below or such other address as you are notified by National in writing. Until the Committed Purchase Price is received by National, the Collateral remains subject to the liens and security interests granted by the Originator to National. You are not authorized to deliver or release the Collateral to any other person (including, without limitation, the Originator) other than National.

                    INSTRUCTIONS FOR WIRE TRANSFER OF FUNDS:
                                    Chase Manhattan Bank New York, NY
                                    ABA Routing #021000021
                                    for further credit to:
                                    NMW Collection Account
                                    # 230-199224


                   INSTRUCTIONS FOR RE-DELIVERY OF COLLATERAL

                        National Mortgage Warehouse, LLC
                        1020 N. Kings Highway, Suite 200
                             Cherry Hill, N. 3.08034

         Until receipt of the Committed Purchase Price, National reserves the right at any time, upon written notice to you, to require immediate delivery and return of the Collateral to us at the address set forth above. In any event, unless the Committed Purchase Price has been received, you agree to re-deliver and return the Collateral to National no later than the date which is twenty
(20) calendar days after the date of this letter without any notice, demand or other action by us.

         National also holds an assignment of, and security interest in, Originator's rights under the Loan Purchase Commitment including, without limitation, the right to receive payment of the Committed Purchase Price and the right of prior approval of any adjustment in the Committed Purchase Price.

         If you are in agreement with the foregoing, please have the enclosed copy of this letter executed by your authorized officer and return it to the address of National set forth above. In the event that the foregoing is not acceptable to you, please deliver and return to us immediately the Collateral at the address of National set forth above by overnight courier delivery. If National does not receive a copy of this letter executed by you, then you shall be deemed to have accepted possession of the Collateral as bailee for National, the secured party, effective the date first written above.

                                                Very truly yours,

                                                NATIONAL MORTGAGE WAREHOUSE, LLC


                                                By:
                                                   ----------------------------

Agreed to and accepted as of
the date set forth above:


--------------


By:
   ----------------------------
Name:
Title:

Form 2



2. Endorsement of Mortgage Note and/or execution of Assignment of Mortgage.

Number of signatures required
                             ---------------

-----------------------------           ----------------------         ---------------------------------
Authorized signature                             Title                 Typed or printed name


-----------------------------           ----------------------         ---------------------------------
Authorized signature                             Title                 Typed or printed name


-----------------------------           ----------------------         ---------------------------------
Authorized signature                             Title                 Typed or printed name


-----------------------------           ----------------------         ---------------------------------
Authorized signature                             Title                 Typed or printed name



The signatures contained above are the original and personal signature of the person so signing and shall bind the company in the context of the form or document to which said signature is endorsed. This form will be amended in writing to add or delete any signature and such amendment will be effective from the date and time delivered to NMW, LLC.

Westmark Mortgage Corporation

By:                                                    Date:
   ---------------------------------                        ----------------

Form 2

                              AUTHORIZED SIGNATURES

                          Westmark Mortgage Corporation

To:      National Mortgage Warehouse, LLC

This form contains a complete list and original signatures of those persons who are authorized by the undersigned company to execute the items referred to below in its dealings with NMW, LLC. Execution of the respective form or document by the person or persons listed shall constitute execution by the undersigned company and fully bind the company in the context of the form or document so executed.

Indicate if more than one signature is required.

1.       Advance Request Letter (Exhibit A).

Number of signatures required
                              ------------------

-----------------------------           ----------------------         ---------------------------------
Authorized signature                             Title                 Typed or printed name


-----------------------------           ----------------------         ---------------------------------
Authorized signature                             Title                 Typed or printed name


-----------------------------           ----------------------         ---------------------------------
Authorized signature                             Title                 Typed or printed name


-----------------------------           ----------------------         ---------------------------------
Authorized signature                             Title                 Typed or printed name


                                  EXHIBIT "D-1"
                       BORROWER AUTHORIZATION (CORPORATE)
                  (Disregard if Borrower is not a corporation)

         I, the undersigned secretary of Westmark Mortgage Corporation, a California corporation ("Borrower") do hereby certify that I am the Secretary of Borrower and that, as such, I am authorized to execute this Certificate on behalf of Borrower, and I further certify that at a meeting of the Board of Directors of Borrower, duly and regularly called and held, a quorum being present throughout, the following resolutions were unanimously adopted and recorded in the minute books of Borrower, kept by me, and are in accord with and pursuant to the Articles of Incorporation and by-laws of Borrower, true copies of which are attached hereto as, respectively, Exhibits "A" and "B", and such Articles of Incorporation and by-laws are now in fill force and effect. I further certify that attached hereto as Exhibit "C" is a certification issued by the authorized officer of the state in which the Borrower is incorporated attesting to the subsistence and good standing of Borrower.

         RESOLVED, that Borrower is hereby authorized and directed to enter into a warehouse credit and security transaction in the amount of ten million dollars ($ 10,000,000) (the "Loan") with National Mortgage Warehouse, LLC. ("Lender") as set forth in the Warehouse Credit and Security Agreement attached hereto, and do all things necessary or appropriate to enter into and perform its obligations thereunder.

         FURTHER RESOLVED, that the President, any Vice-President or other proper officer of Borrower are authorized and directed to execute and deliver in the name of Borrower and on its behalf all documents required to be delivered by Borrower in connection with the Loan and do all other acts in the name of Borrower and in its behalf, as are necessary or proper in order for the transactions contemplated in the Commitment to be consummated in accordance with their respective terms.

         FURTHER RESOLVED, that any officer shall be authorized to execute on behalf of the corporation an Incumbency Certificate in a form satisfactory to the Lender, containing the names and original signatures of those officers and employees or agents of the corporation who shall be authorized to execute certain documents and other items on behalf of the corporation, which execution shall be filly effective and bind the corporation in the context thereof. Said Incumbency Certificate may be changed or modified at any time and shall be filly effective if signed on behalf of the corporation by any officer. Any Incumbency Certificate previously executed by this corporation is hereby ratified and shall remain in fill force and effect until changed or modified.

         I further certify that each of the following persons has been duly elected and qualified to hold and currently holds the office set forth opposite his name below and that the signature of each such person appearing opposite his name below in his own true signature:

Name                                             Office                               Signature
----                                             ------                               ---------

-----------------------------           ----------------------         ---------------------------------

-----------------------------           ----------------------         ---------------------------------

-----------------------------           ----------------------         ---------------------------------


         IN WITNESS WHEREOF, I have hereunto set my hand and cause the seal of Borrower to be affixed as of _______________.


-----------------------------


(Corporate Seal)

                Promissory Note                    Exhibit E
                ---------------                    ---------

                  $10,000,000                    October 4, 1999

FOR VALUE RECEIVED, the undersigned Westmark Mortgage Corporation, a California corporation ("Borrower"), hereby promises to pay to the order of National Mortgage Warehouse, LLC, a Delaware Limited Liability Company (Hereinafter called the "Lender", or together with its successors and assigns, the "Holder") at such place as the Holder may designate from time to time, the principal sum of ten Million Dollars ($10,000,000) or so much thereof as may be outstanding from time to time as evidenced by the books and records of the Lender, pursuant to the Warehouse Credit and Security Agreement ("Agreement") described below, and to pay interest on said principal sum or such Part thereof as shall remain unpaid from time to time, from the date of each Advance until repaid in full, and all other fees and charges due under the Agreement, at the rate and at the times set forth in the Agreement. All payments hereunder shall be made in lawful money of the United States and in immediately available funds.

This Note is given to evidence an actual warehouse line of credit in the above amount and is the Promissory Note referred to in the Agreement dated the date hereof between the Borrower and the Lender, as the same may be amended or supplemented from time to time, and is entitled to the benefits thereof. Reference is made to the Agreement (which is incorporated herein by reference as fully and with the same effect as if set forth herein at length) for a description of the Collateral, a statement of the covenants and agreements, a statement of the rights and remedies and securities afforded thereby and other matters contained therein. Capitalized terms used herein shall have the same meaning given to them in the Agreement, unless otherwise defined herein.

This Note may be prep aid in whole or in part at any time without premium or penalty.

Should this Note be placed in the hands of an attorney for collection, the Borrower agrees to pay, in addition to principal and interest, fees and charges due under the Agreement, and all costs of collecting this Note, including reasonable attorney's fees and expenses.

The Borrower hereby waives demand, notice, protest and presentment.

This Note shall be construed and enforced in accordance with the laws of the State of New Jersey, without reference to its principles of conflicts of law.

IN WITNESS WHEREOF, the Borrower has executed this Note as of the day and year first above written.

Westmark Mortgage Corporation

-----------------------------
By:
   -----------------------------

State of Florida

                           ss

County of
         -----------------------------

On the 4th day of October ,1999, before me, a Notary Public or other person authorized by law to take acknowledgments, personally appeared Mark Schaftlein, the President of Westmark Mortgage Corporation, a California corporation, being known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by such signature on the instrument, the person or entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal.


-----------------------------
Notary Public
My Commission expires: